CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 25 to Registration Statement No. 333-15265 on Form N-1A of our report dated February 15, 2013, relating to the financial statements and financial highlights of BlackRock Small Cap Index Fund (the “Fund”), a series of BlackRock Index Funds, Inc. (the “Fund”), and relating to the financial statements and financial highlights of Master Small Cap Index Series, one of the series constituting Quantitative Master Series LLC (the “Master LLC”), appearing in the Annual Report on Form N-CSR of the Fund for the year ended December 31, 2012. We also consent to the references to us under the headings “Financial Highlights” and “Fund and Service Providers” in the Prospectus and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

April 26, 2013

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 25 to Registration Statement No. 333-15265 on Form N-1A of our report dated February 15, 2013, relating to the financial statements and financial highlights of BlackRock International Index Fund, one of the series constituting BlackRock Index Funds, Inc. (the “Fund”), and relating to the financial statements and financial highlights of Master International Index Series, one of the series constituting Quantitative Master Series LLC (the “Master LLC”), appearing in the Annual Report on Form N-CSR of the Fund and the Master LLC for the year ended December 31, 2012. We also consent to the references to us under the headings “Financial Highlights” and “Fund and Service Providers” in the Prospectus and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

April 26, 2013